                                                                   Exhibit 10.26


                       FIRST AMENDMENT TO OPTION AGREEMENT
                       -----------------------------------


         This First Amendment to Option Agreement ("Amendment"), is dated for reference purposes as of February 28, 2005, is entered into by and between HINES NURSERIES, INC., a California corporation ("Optionor"), and TRIAD COMMUNITIES, L.P., a California limited partnership ("Optionee").

                                    RECITALS
                                    --------

         A. Optionor and Optionee entered into that certain Option Agreement dated April 30, 2003 ("Option Agreement") whereby Optionor granted to Optionee an option to purchase that certain real property located in the City of Vacaville, County of Solano, State of California, as more particularly described in the Option Agreement ("Property").

         B. The parties have agreed to amend the Option Agreement on the terms and conditions set forth in this Agreement. Any initial capitalized terms not separately defined in this Amendment shall have the meaning set forth in the Option Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

                                    AGREEMENT
                                    ---------

1. INITIAL EXTENSION OF OPTION TERM. The Option Term as defined in Section 2 of the Option Agreement shall be extended to SEPTEMBER 1, 2005 upon Optionee's delivery of the Extension Funds to Optionor. Within one (1) business day following the execution of this Amendment the Optionee shall deliver to Optionor the sum of Nine Hundred Thousand Dollars ($900,000.00) (the "Extension Funds") representing separate and independent consideration to Optionor for entering into this Amendment. Delivery of the Extension Funds shall require actual delivery of immediately available funds to Optionor, at its address for notices, as provided in the Option Agreement. The Extension Funds shall be the sole and absolute property of Optionor and shall not be refunded in the event Optionee does not exercise this Option or this Option terminates or expires. Furthermore, the Extension Funds shall not be applicable to the Purchase Price at the Close of Escrow. The Option shall automatically terminate without further notice in the event that Optionee fails to timely and properly deliver the Extension Funds.

         2. ADDITIONAL EXTENSION OF OPTION TERM. If on or before expiration of the Option Term set forth in Section 1 above, the Option has not terminated or expired, the Optionor hereby agrees to grant to Optionee the right to extend the Option Term to MARCH 1, 2006 (the "Additional Extension") upon satisfaction of the terms and conditions set forth below. Optionee's right to extend the Option Term shall be exercised by Optionee by delivering to Optionor written notice (in accordance with the Option Agreement) irrevocably exercising said Additional Extension on or before 5:00 p.m. California time on the date of expiration of the Option Term concurrently with delivery to Optionor of the Additional

Extension Funds. As separate and independent consideration for the Additional Extension, the Optionee shall deliver to Optionor the sum of Nine Hundred Thousand Dollars ($900,000.00) (the "Additional Extension Funds"). Delivery of the Additional Extension Funds shall require actual delivery of immediately available funds to Optionor, at its address for notices, as provided in the Option Agreement. The Additional Extension Funds shall be the sole and absolute property of Optionor and shall not be refunded in the event Optionee does not exercise this Option or this Option terminates or expires. Furthermore, the Additional Extension Funds shall not be applicable to the Purchase Price at the Close of Escrow. The Option shall automatically terminate without further notice in the event that Optionee fails to timely and properly deliver the notice exercising the Additional Extension and/or deliver the Additional Extension Funds.

         3. CLOSE OF ESCROW. In the event that Optionee timely and properly exercises the Option, the "Close of Escrow" as defined in Section 10 of the Option Agreement shall be thirty (30) calendar days following the date that Optionee exercises the Option.

         4. OPTION MONIES. As of the date of this Amendment, the parties agree that the Optionee has made all previously required option deposits under the Option Agreement, and the Option Consideration as defined therein is absolutely non-refundable to Optionor as set forth in Section 3 of the Option Agreement.

         5. TITLE REVIEW. Section 12(a) of the Option Agreement is hereby deleted and replaced with the following:

                  "On or before APRIL 29, 2005, Optionee shall have the right in its sole and absolute discretion to approve any and all matters of and exceptions to title of the Property, including the legal description, as disclosed by the following documents and instruments (collectively, "Title Documents"): (A) a preliminary report ("Preliminary Report") issued by Escrow Holder with respect to the Property and all matters referenced therein; and (B) legible copies of all documents, referred to in such Preliminary Report."

         6. LICENSE AGREEMENT. The License Agreement attached as EXHIBIT "E" to the Option Agreement is hereby replaced in its entirety by the form of the License Agreement set forth on EXHIBIT "1" attached hereto. The attached License Agreement shall be effective upon the Close of Escrow.

         7. DETERMINING BOUNDARIES OF PHASES. In accordance with Section 9 of the Option Agreement the parties have determined the boundaries of the Phase I Property, Phase II Property, and the Phase III Property under the License Agreement.

         8. MEMORANDUM OF OPTION. Within two (2) days of the execution of this Amendment the parties shall execute that certain First Amendment to Memorandum of Option Agreement set forth on EXHIBIT "2" attached hereto.

         9. ENVIRONMENTAL INSURANCE POLICY. The parties agree that Optionor has obtained the Environmental Policy required by Section 21 of the Option Agreement, and that each party has paid their share of the premium for the Environmental Policy.

         10. TIME OF THE ESSENCE. Time is of the essence in each and every term of this Agreement.

         11. FULL FORCE AND EFFECT. Except as specifically set forth in this Amendment, the Option Agreement shall remain unmodified and in full force and effect.

         12. COUNTERPARTS. This Amendment may be executed in several counterparts, and all so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all parties are not signatories to the original or the same counterpart.

         13. INCONSISTENCIES. In the event of any inconsistency between the terms of this Amendment and the Option Agreement, the terms of this Amendment shall control.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the dates set forth below.

                                       HINES NURSERIES, INC.,
                                       a California corporation


                                       By: /S/ CLAUDIA PIEROPAN
                                           -------------------------------------
                                           Claudia Pieropan
                                           Its:  Chief Financial Officer


                                       TRIAD COMMUNITIES, L.P.,
                                       a California limited partnership


                                       By: /S/ FREDERICK W. GRIMM
                                           -------------------------------------
                                           Frederick W. Grimm
                                           Its:  Manager of Triad Sky Valley LLC
                                                 General Partner

                                   EXHIBIT "1"
                                   -----------

                                LICENSE AGREEMENT
                                -----------------


         THIS LICENSE AGREEMENT, dated for reference purposes as of _________, 2006 [INSERT CLOSING DATE], is entered into by and between TRIAD COMMUNITIES, L.P., a California limited partnership ("Licensor"), and HINES NURSERIES, INC., a California corporation ("Hines").

                                 R E C I T A L S
                                 ---------------

         A. Licensor and Hines entered into that certain Option Agreement, dated for reference purposes as of April 30, 2003 as amended by that certain First Amendment to Option Agreement dated February 28, 2005 ("Option Agreement"), whereby Hines agreed to sell and Licensor agreed to purchase certain real property described in the Option Agreement as the "Property."

         B. Immediately prior to execution of this License Agreement, Hines was the fee owner of, and conducted a plant nursery operation on, the entire Property.

         C. Hines is in the process of transferring its existing nursery operation from the Property to property located in the County of Solano (referred to herein as the "New Site") and desires to continue to use a portion of the Property for nursery purposes to facilitate this transfer of operations to the New Site.

         D. Licensor intends to develop the Property primarily as a single-family residential subdivision, commencing with development of the portion of the Property identified as the Phase I Parcel, as defined below.

         E. Licensor is willing to provide to Hines a non-exclusive license over a portion of the Property to allow for the transfer of existing nursery operations to the New Site, while still providing for the orderly development of the Property in accordance with Licensor's development plans, all on the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the foregoing recitals and the covenants set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. NON-EXCLUSIVE LICENSE. Licensor hereby grants to Hines, and its subsidiaries and parent corporation, a non-exclusive license to occupy and use those portions of the Property identified as the "Phase I Parcel", "Phase II Parcel" and "Phase III Parcel" as generally depicted on the site plan attached hereto as SCHEDULE "1" ("Site Plan"), to continue to operate and conduct its plant nursery activities and to locate and maintain its equipment and other improvements currently used in connection therewith, all as set forth in greater detail in Section 2 below. The license granted herein to Hines shall be a personal, non-possessory interest in the Phase I Parcel, the Phase II Parcel and the Phase III Parcel (individually, a "License Parcel" and collectively, the "License Parcels"), and Licensor shall at all times during the term hereof


                                   EXHIBIT "1"
                                   -----------
                     TO FIRST AMENDMENT TO OPTION AGREEMENT
retain the right to possession of the Property (including the License Parcels), subject to the terms and conditions of this License Agreement, and have the right to use and occupy the Property for its own purposes, provided the same do not unreasonably interfere with Hines' activities thereon. Licensor shall give Hines seventy-two (72) hours notice prior to any entry onto the Property and the general purpose of such entry. Such notice may be verbal and shall be directed to the general manager at the Property. Licensor agrees not to revoke or cancel the license granted herein during the term hereof except pursuant to Section
15.1 below.

         2. USE OF LICENSE PARCELS.

                  2.1 PERMITTED USE. The License Parcels shall at all times during the term hereof be used by Hines for purposes of operating and conducting its existing plant nursery activities and all activities reasonably related thereto, and for no other purposes. In connection therewith, Hines may retain on the License Parcels the equipment and improvements currently located on the License Parcels. Additional improvements or equipment affixed to or a part of the Property shall not be brought onto the License Parcels without Licensor's consent, which consent shall not be unreasonably withheld, only upon the condition that Hines agrees to pay for all costs of removing such additional improvements or equipment. Hines shall be entitled to bring additional equipment onto the Property which is of a temporary nature without the prior consent of Licensor. Such uses and equipment shall at all times and in all manners be strictly confined to the area within the License Parcels and shall not in any manner or event be placed on or affect the other portions of the Property.

                  2.2 PROHIBITED USES. Hines shall not use, or permit its employees or agents to use, the License Parcels in a manner which would constitute a nuisance; result in waste; result in the cancellation of any insurance being maintained by Licensor with respect to the Property or by Hines hereunder with respect to its activities or in the increase in the premiums for any such insurance maintained by Licensor where such cancellation or increase is the result of a use not permitted by this License Agreement; violate any laws (including any Laws or Permits) applicable to the Property or Hines' use or operation of the License Parcels; constitute a default under the terms of this License Agreement; or except as otherwise expressly provided herein, (i) result in the use of or impact on any portion of the Property other than the License Parcels or (ii) interfere with Licensor's development of the Property. The parties agree that continuation of Hines' current operations shall not be deemed to constitute a nuisance or deemed interference with Licensor's development of the Property as long as Hines uses the Property in accordance with the terms of this Agreement.

         3. LICENSE TERM.

                  3.1 INITIAL TERMS. The initial term of this License Agreement shall commence on the Close of Escrow, as defined in the Option Agreement, and expire (subject to the extension rights set forth below) on the following dates:
(i) JULY 1, 2006, as to the Phase I Parcel ("Phase I Term"), (ii) JULY 1, 2007, as to the Phase II Parcel ("Phase II Term"), and (iii) JULY 1, 2008, as to the Phase III Parcel ("Phase III Term"), unless sooner terminated pursuant to the terms and provisions contained herein.

                  3.2 EXPIRATION/TERMINATION. Upon the expiration of the Phase I Term or earlier termination of this License Agreement, (i) Hines shall immediately cease its operations on the Phase I Parcel, (ii) Hines shall vacate the Phase I Parcel, (iii) Hines shall remove, at Hines' sole cost and expense, all of the Removal Property, as defined in Section 8.2 below, located on the Phase I Parcel, and (iv) Hines' rights and obligations hereunder relating to the Phase I Parcel shall terminate and cease except for any indemnification or other obligations undertaken herein which are expressly stated hereunder to survive such expiration or termination. Upon the expiration of the Phase II Term or earlier termination of this License Agreement, (i) Hines shall immediately cease its operations on the Phase II Parcel, (ii) Hines shall vacate the Phase II Parcel, (iii) Hines shall remove, at Hines' sole cost and expense, all of the Removal Property, as defined in Section 8.2 below, located on the Phase II Parcel, and (iv) Hines' rights and obligations hereunder relating to the Phase II Parcel shall terminate and cease except for any indemnification or other obligations undertaken herein which are expressly stated hereunder to survive such expiration or termination. Upon the expiration of the Phase III Term or earlier termination of this License Agreement, (i) Hines shall immediately cease its operations on the Phase III Parcel, (ii) Hines shall vacate the Phase III Parcel, (iii) Hines shall remove, at Hines' sole cost and expense, all of the Removal Property located on the Phase III Parcel as defined in Section 8.2 below, and (iv) Hines' rights and obligations hereunder relating to the Phase III Parcel shall terminate and cease except for any indemnification or other obligations undertaken herein which are expressly stated hereunder to survive such expiration or termination.

         4. DEVELOPMENT OF PROPERTY BY LICENSOR.

                  4.1 ACCESS TO AND DEVELOPMENT OF LICENSE PARCELS; RESTRICTIONS ON RELOCATION OF UTILITIES. Hines acknowledges that it will be necessary for Licensor to install improvements, including without limitation, utilities, in, on, over and under the License Parcels to provide for the development of the Property, including the License Parcels, as a cohesive residential development project. Therefore, Licensor shall be entitled to enter upon the License Parcels for the purpose of performing engineering activities and making physical improvements to the License Parcels, including but not limited to relocation of existing utility improvements located on the Property (including the License Parcels) subject to the terms and conditions in this License Agreement. In performing such work, Licensor acknowledges and agrees that it shall take all reasonable steps to avoid any material impact to the ongoing plant nursery operation. If it is necessary to relocate any portion of the ongoing plant nursery operation, Licensor shall perform such relocation at Licensor's sole cost and in accordance with the terms and conditions set forth below. Without limiting the foregoing, Licensor acknowledges that all loading, shipping, and deliveries to the nursery shall continue without the imposition of any restrictions thereon, and the water supply, power supply, utilities, pumping station, recycling, sewage disposal and access shall remain in continuous operation at current levels, subject to temporary interruptions. In the event that Licensor needs to cause a temporary interruption of power or water supply to the nursery operations as a result of Licensor's grading or construction activities, Licensor shall coordinate any interruption with Hines, including without limitation the date, time and length of the proposed interruption. Licensor shall provide to Hines a minimum of seventy-two (72) hours prior written notice of any temporary interruption. Notwithstanding the foregoing, at no time shall the nursery operations be without alternative water or power supply. Licensor acknowledges that Hines' back-up water supply capacity of the nursery is approximately 3-4 hours, and that Hines has no back-up power supply.

Licensor shall be responsible, at its sole cost, for providing alternative water and power supply sources as may be reasonably necessary to avoid any material interruption in water or power supply, taking into consideration the Hines' current back-up capacity. If Licensor's grading or construction activities on any portion of the Property requires that the existing Solano Irrigation District water line ("Water Line") running through the Property be relocated, Licensor shall give Hines sixty (60) days prior written notice of its intent to relocate the Water Line. Licensor shall relocate the Water Line at its sole cost. On or before the expiration of the Phase II Term, Hines shall be responsible, at its sole cost, for relocating the pump facilities located on the Phase II Parcel to the Phase III Property.

                  4.2 DRAINAGE. In no event shall Licensor's grading or construction activities on any portion of the Property cause any significant additional drainage or water flow onto any portion of the License Parcels. Without limiting the foregoing, no storm water or other runoff from Licensor's development shall be discharged into or otherwise become part of Hines' reclamation pond or recycling system. All water runoff and discharge from Licensor's construction activities and/or from any portion of the Property other than the License Parcels, shall be diverted from the License Parcels.

                  4.3 DUST CONTROL. In conducting any grading or other construction activities on any portion of the Property, Licensor shall strictly comply with all dust control mitigation measures imposed as a condition to development of the Property by the appropriate governmental agencies.

                  4.4 REDUCTION OF NOISE/ODORS. At such time as Licensor commences its home sales activities on the Phase I Parcel, Hines agrees to use commercially reasonable efforts to minimize odors and noise from the nursery operations; provided, however, Hines shall not be required to incur additional costs, or risk material damage to any of the plants in the nursery operation.

                  4.5 RESTRICTIONS ON SALES OF RESIDENCES LOCATED ON PHASE I PARCEL. Prior to JULY 1, 2007, Licensor shall not be entitled to convey fee title to any home constructed on the Phase I Parcel that is located within 150 feet of the Phase II Parcel boundary. In the event that Licensor breaches or threatens to breach this restriction, Hines shall be expressly entitled to seek and obtain an injunction preventing such conveyance, recognizing that Hines cannot be adequately compensated by an award of damages for such breach. The right to injunctive relief shall not limit Hines' right to pursue any other remedies available at law or in equity.

                  4.6 DISCLOSURES TO HOME PURCHASERS. Licensor acknowledges that construction of residences adjacent to a nursery operation may raise concerns with homeowners, including without limitation concerns over noise, lighting, odors and other disturbances. Subject to Hines' obligations pursuant to Section
4.4 above and Section 6 below, Hines shall be entitled to continue its current irrigation methods, fertilization, pesticides and spraying techniques, without any interference or objection from Licensor. So long as Hines conducts any operations on any portion of the Property, Licensor shall require each home purchaser, concurrently with execution of a purchase agreement for a home which is located within the Property, to execute: (i) an acknowledgement, in the form attached hereto as SCHEDULE "2", confirming receipt of a disclosure regarding the temporary existence of the adjacent nursery operation and the potential effects on the home purchaser arising from the nursery operation, including, without limitation, the use of tractors, trucks and loading facilities in connection with a typical nursery operation, and (ii) an agreement expressly waiving any nuisance claim against Hines and making a covenant not to object, directly or indirectly, to the nursery operation.

                  4.7 OBLIGATIONS OF PARTIES UPON EXPIRATION OF PHASE I TERM, PHASE II TERM AND PHASE III Term. The parties hereby agree to perform their respective obligations specified in SCHEDULE "3", attached hereto, upon the expiration or earlier termination of the Phase I Term, the expiration or earlier termination of the Phase II Term and upon the expiration or earlier termination of the Phase III Term.

                  4.8 DEVELOPMENT MEETINGS. Hines and Licensor agree to hold periodic meetings to discuss and attempt to address any issues related to the development of the Property and the ongoing operation of the nursery facilities until termination or expiration of the Phase II Term.

         5. OPERATION. Hines shall operate its plant nursery facilities and engage in its plant nursery activities on the License Parcels at all times during the term hereof in accordance with all applicable laws, statutes, ordinances and governmental rules and regulations.

         6. COMPLIANCE WITH LAWS. Hines shall not use or occupy the License Parcels or permit anything to be done in, on or about the License Parcels by persons acting under Hines which will in any manner violate any laws, statutes, ordinances or governmental rules or regulations now in effect or which may hereafter be enacted or promulgated in connection with the occupation of the License Parcels and the operation of Hines' plant nursery activities thereon, including without limitation, any Environmental Laws (collectively, the "Laws"). Additionally, Hines shall, at Hines' sole cost and expense, continue to maintain all permits, licenses, authorizations and any other consents or approvals of any local, state or federal agency necessary for the conduct of its activities as contemplated by this License Agreement (collectively, the "Permits"). At all times during the term of this License Agreement, Hines' occupancy of the License Parcels and/or the conduct of its business thereon shall be in compliance with all Laws and Permits, including, without limitation, any health and safety laws, building codes, subdivision laws or Environmental Laws.

         7. HAZARDOUS MATERIALS. During the term of this License Agreement, Hines shall not produce, store, release, transport or otherwise handle any "Hazardous Materials" or engage in any "Environmental Activity" in, on, under, to, or from the License Parcels, or permit or suffer its employees, invitees or agents to do so, except as expressly provided in Section 6 above. As used herein, "Hazardous Materials" means any chemical, material, or substance defined as or included in the definition of "Hazardous Substances", "Hazardous Material", "Hazardous Waste", "Restricted Hazardous Waste", "Extremely Hazardous Waste", "Proposition 65 Listed Chemicals" or "Toxic Substances" or words of similar import under any applicable local, state or federal law currently, or at any time during the term hereof enacted, or under any of the regulations adopted or publications promulgated pursuant thereto (collectively, the "Environmental Laws") and any other material or substance which is regulated by any such Environmental Law or governmental authority. The term "Environmental Activity" as used herein means any storage, existence, release, threatened release, generation, abatement, removal, disposal, handling or transportation of any

Hazardous Material at, on, to, from, under or onto the License Parcels. In the event any Environmental Activity shall occur on the License Parcels during the term hereof which is the direct or indirect result of Hines' activities thereon, Hines shall immediately notify Licensor of the same in writing and shall take all such remediation or other action to remove, clean up or otherwise correct the same as may be required by any Environmental Law and/or any governmental agency having jurisdiction thereof, all at Hines' sole cost and expense. The obligations of Hines hereunder shall be absolute and unconditional and shall survive the expiration or sooner termination of this License Agreement.

         Notwithstanding the immediately preceding paragraph, Hines may use at the License Parcels such materials as Hines reasonably deems necessary for operation of its plant nursery activities at the License Parcels and to maintain the machinery used in connection therewith; provided, however, any and all use, storage, transport and/or disposal of all such materials by Hines shall fully comply with all Laws and Permits, and Hines must first notify Licensor (but Licensor shall have no approval rights) in writing of Hines' intent to use any materials which constitute Hazardous Materials, which notice shall identify such materials. Licensor acknowledges that it has already received a list of Hazardous Materials pursuant to Section 22(g) of the Option Agreement, and Hines shall only be responsible for notifying Licensor of any additional Hazardous Materials to be used on the License Parcels.

         8. IMPROVEMENTS; MAINTENANCE OF IMPROVEMENTS.

                  8.1 IMPROVEMENTS BY HINES. Hines does not contemplate building or locating any additional improvements on the License Parcels during the term of this License Agreement. Except as set forth in Section 2.1 above, Hines may not, at any time during the term of this License Agreement, build or locate any additional improvements, structures, equipment or other property (collectively, "Personal Property") on any portion of the License Parcels without the prior written consent of Licensor. In connection with such consent, Licensor may require such plans, specifications, and such other written documents setting forth the proposed nature and location of such Personal Property for its review and approval within ten (10) days following Hines' submission of plans. Licensor in its reasonable discretion shall also have the right to approve the location of any improvements on the License Parcels. Licensor shall be entitled to post notices of non-responsibility on the License Parcels. Hines shall indemnify and defend Licensor and the Property against liability for mechanics' and materialmen's liens and to insure completion of the intended work. Such approval by Licensor relates only to the acceptability of such matters to Licensor and shall not be deemed an approval by Licensor for purposes of architectural or engineering design or safety. By approving the same, Licensor assumes no liability or responsibility for any defect in any such Personal Property constructed or located on the License Parcels by Hines, or the use, operation or maintenance thereof. Such Personal Property shall be constructed, placed and maintained only by licensed California professionals, except for Personal Property of a temporary nature typically used by nursery personnel. All such Personal Property shall be maintained in accordance with all applicable Laws and Permits.

                  8.2 REMOVAL OF IMPROVEMENTS. On the expiration or earlier termination hereof, Hines shall at its sole cost and expense remove that portion of the Personal Property described in SCHEDULE "3" to this License Agreement ("Removal Property"). If any Removal Property still remains on the Phase I Parcel after expiration or earlier termination of the Phase I Term, still remains on the Phase II Parcel after expiration or earlier termination of the Phase II Term or still remains on the Phase III Parcel after expiration or earlier termination of the Phase III Term, Licensor may remove and dispose of such Removal Property, without any obligation to account to Hines for the value of such Removal Property, and Licensor shall be entitled to reimbursement from Hines for all costs incurred in removing and disposing of such Removal Property. On the expiration or earlier termination hereof, Hines may, but shall not be obligated to remove all other improvements, machinery and equipment located on the License Parcels (collectively, the "Remaining Property"). Any Remaining Property that is not removed by Hines from the Phase I Parcel on or before expiration or earlier termination of the Phase I Term, from the Phase II Parcel on or before expiration or earlier termination of the Phase II Term, or from the Phase III Parcel on or before expiration or earlier termination of the Phase III Term shall be deemed abandoned by Hines, and Licensor may remove and dispose of the Remaining Property in Licensor's sole discretion, without any obligation to account to Hines for the value of such Remaining Property. Licensor shall not be entitled to any reimbursement from Hines for any costs incurred in removing and disposing of such Remaining Property. Hines expressly waives any claims against Licensor arising directly or indirectly from Licensor's removal and disposition of any Personal Property in accordance with the provisions of this License Agreement.

                  8.3 MAINTENANCE. At all times during the term of this License Agreement, Hines shall operate and maintain all Personal Property located on the License Parcels used by Hines in connection with its activities in accordance with all applicable Laws and Permits.

         9. LIENS. Hines shall at all times keep the License Parcels free from any liens arising out of any and all work performed, materials, services or equipment furnished, or obligations incurred by or on behalf of Hines. Hines hereby agrees to indemnify, defend and hold Licensor and the Property free and harmless from any and all liens, claims, damages or judgments arising out of any such work performed, materials, labor or equipment furnished, or obligations incurred by or on behalf of Hines in connection with its operations on the License Parcels. The indemnification obligations of Hines hereunder shall be absolute and unconditional and shall survive the expiration or sooner termination of this License Agreement. If Hines contracts for work which results in the imposition of any materialmens' or mechanics' liens for which either a payment bond does not exist, or neither the bonding company nor Hines voluntarily pay within ninety (90) days after receipt of written notice by Licensor, then Licensor shall have an unconditional right (but not an obligation) to extinguish any such encumbrances and to receive reimbursement from Hines for all costs incurred in extinguishing such encumbrances immediately upon written demand by Licensor.

         10. UTILITIES. Hines shall arrange to have all utilities servicing Hines' operations separately metered or billed to Hines, and Hines shall be responsible directly to the companies or persons providing the same. In the event such utilities are not separately billed, Hines shall pay its proportional share thereof on a monthly basis in amounts to be reasonably determined by Licensor and approved by Hines. Hines' allocated portion thereof shall be paid by Hines to Licensor within fifteen (15) business days after written demand therefor by Licensor.

         11. INSURANCE. At all times during the term hereof, Hines shall maintain, at its sole cost and expense, (i) customary and adequate worker's compensation insurance, and (ii) comprehensive general liability insurance insuring against any liability arising out of or in connection with the use, occupancy or maintenance of the License Parcels and the Personal Property located thereon by Hines. Such liability insurance shall have a single combined liability limit of not less than One Million Dollars ($1,000,000) for damage to property and a single combined liability limit of not less than Three Million Dollars ($3,000,000) for injury or death to persons; provided, that any umbrella coverage obtained by Hines shall be applicable to such minimum coverage limits. If Hines fails to obtain or maintain such insurance, Licensor, at Hines' cost and expense, shall have the right, but not the obligation, to obtain and/or maintain such insurance on behalf of Hines. Should Licensor obtain and/or maintain such insurance and should Hines fail to pay for the costs and expenses therefore, Licensor shall be entitled to receive reimbursement from Hines for all costs incurred in obtaining and/or maintaining such insurance immediately upon written demand by Licensor. The limit of any insurance referenced herein shall not limit the liability of Hines hereunder. Licensor and its lender shall be named as additional insured in all such policies (except the workers' compensation insurance) and the public liability insurance and property damage insurance shall insure performance by Hines of any indemnities provided for herein. All such insurance policies shall be obtained from reputable insurance companies properly licensed and accredited by the State of California with a rating of not less than B, Class VII in the most recent edition of Best's Insurance Guide and shall provide that Licensor shall be given thirty (30) days prior written notice by the applicable insurer in the event that either the insurers or Hines desires to cancel or modify such policies of insurance or such portions thereof. Hines shall provide Licensor with (i) written proof of such insurance prior to the effectiveness of this License Agreement, and (ii) written proof of renewal of all insurance required hereunder no later than five (5) days prior to expiration.

         12. RENT. Hines shall not be responsible for paying Licensor any compensation, fees, costs, expenses or monies for the License.

                  12.1 PERSONAL PROPERTY TAXES. During the term of this License Agreement, Hines shall cause all taxes, assessments and other charges levied or imposed upon any of Personal Property. Hines shall at all times during the term hereof pay all such personal property taxes prior to delinquency.

                  12.2 LICENSOR PAYMENT OF TAXES. From and after the Close of Escrow under the Option Agreement Licensor shall be responsible for the payment of all real property taxes and assessments against the Property. Should Licensor fail to pay said taxes and assessments prior to delinquency, Hines may pay such taxes and assessment and Hines shall be entitled to reimbursement for such payments from Licensor within fifteen (15) days following written demand. In the event that Licensor does not reimburse Hines for such costs, Hines shall have the right to offset such amounts from any payments owing to Licensor hereunder in addition to pursuing any other remedies available at law or in equity.

         13. ASSIGNMENT/TRANSFER. During the term of this License Agreement Hines shall not voluntarily, involuntarily or by operation of law, directly or indirectly, assign, transfer, mortgage, pledge, hypothecate or encumber this License Agreement or any of its interest or right herein, and shall not let any person occupy or use the License Parcels or any portion thereof for any purposes whatsoever. In connection therewith, Hines hereby acknowledges the personal nature of the rights and privileges granted hereunder; provided, however, Hines may assign its interest to any subsidiary or parent of Hines without the prior consent of Licensor. In the event of any permitted assignment, Hines shall not be released from liability hereunder.

         14. MUTUAL INDEMNIFICATION.

                  (a) Hines hereby agrees to indemnify, defend and hold Licensor and its employees, agents, successors and assigns (collectively, "Licensor Indemnitees") harmless from and against any and all payments, expenditures, losses, damages, environmental clean up costs or claims (including remediation costs and contribution claims), liabilities, claims, causes of action, judgments, court costs, legal or other expenses (including reasonable attorneys' fees) of whatever kind or nature, whether direct or indirect, contingent or non-contingent, incurred or suffered by, or actually made against, any Indemnitee resulting from or arising out of or by reason of (i) Hines' use or occupancy of the License Parcels during the term of this License Agreement and/or the conduct and operation of Hines' plant nursery activities thereon or other things done, permitted or suffered by Hines in, on or about the License Parcels; or (ii) any breach, default or failure by Hines to fully perform in a timely fashion any of the covenants, obligations, agreements or other undertakings of Hines to be performed under the terms of this License Agreement. Hines' indemnification obligations shall not apply to matters arising from the negligence or willful misconduct of Licensor or any breach of this License Agreement by Licensor, nor shall this indemnification constitute a waiver of the release provisions in the Option Agreement. The indemnification obligations of Hines hereunder shall be absolute and unconditional, and shall survive the expiration or sooner termination of this License Agreement.

                  (b) Licensor hereby agrees to indemnify, defend and hold Hines and its employees, agents, successors and assigns (collectively, "Hines Indemnitees") harmless from and against any and all payments, expenditures, losses, damages, environmental clean up costs or claims (including remediation costs and contribution claims), liabilities, claims, causes of action, judgments, court costs, legal or other expenses (including reasonable attorneys' fees) of whatever kind or nature, whether direct or indirect, contingent or non-contingent, incurred or suffered by, or actually made against, any Indemnitee resulting from or arising out of or by reason of (i) Licensor's use or occupancy of the Property during the term of this License Agreement and/or the conduct and operation of Licensor's development activities thereon; or (ii) any breach, default or failure by Licensor to fully perform in a timely fashion any of the covenants, obligations, agreements or other undertakings of Licensor to be performed under the terms of this License Agreement. Licensor's indemnification obligations shall not apply to matters arising from the negligence or willful misconduct of Hines, or any breach of this License Agreement by Hines. The indemnification obligations of Licensor hereunder shall be absolute and unconditional, and shall survive the expiration or sooner termination of this License Agreement.

         15. DEFAULTS.

                  15.1 BY HINES. In the event Hines fails to fully perform or satisfy any of Hines' covenants, agreements or undertakings contained herein in accordance with the terms hereof, and such failure is not cured within a period of ten (10) calendar days after written notice thereof is delivered to Hines, or in the event any such failure cannot be reasonably cured within such 10-day period, Hines fails to commence such cure within such 10-day period and diligently prosecute the same, Hines shall be in default hereunder. In the event of any such default, Licensor shall be entitled to: (i) terminate this License Agreement (subject to the provisions below), in which event Hines shall immediately cease its operations, vacate the License Parcels, and all rights and obligations of the parties under this License Agreement shall terminate except for any indemnification or other obligations expressly stated herein as surviving, which obligations shall survive and continue in full force and effect; (ii) cure such default and Hines shall be required to reimburse Licensor for the cost of remedying the default within ten (10) days following written demand, and all unpaid sums shall bear interest at the rate of ten percent (10%) per annum, and/or (iii) exercise any other remedies available to Licensor under this License Agreement, at law, or in equity. In the event that a default by Hines does not involve the payment of monies or possession of the Property beyond the expiration of the Phase II or Phase III Terms, as a condition to Licensor exercising its termination remedy, the parties agree to meet within ten
(10) days following written notice of default from Licensor and use good faith efforts to attempt to agree upon a reasonable cure for such default. In the event that the parties cannot agree upon a cure process for such default, the parties shall submit the matter to arbitration in accordance with Section 16 below and the arbitrator shall determine the appropriate cure for such default. After the arbitrator's determination of the appropriate cure process, then the time period for curing defaults under this Section shall commence.

                  15.2 BY LICENSOR. In the event Licensor fails to fully perform or satisfy any of Licensor's covenants, agreements or undertakings contained herein in accordance with the terms hereof, and such failure is not cured after a period of ten (10) calendar days after written notice thereof is delivered to Licensor, or in the event any such failure cannot be reasonably cured within such 10-day period, Licensor fails to commence such cure within such 10-day period and diligently prosecute the same, Licensor shall be in default hereunder. In the event of any such default, Hines shall cure such default and Licensor shall be required to reimburse Hines for the cost of remedying the default within ten (10) days following written demand, and all unpaid sums shall bear interest at the rate of ten percent (10%) per annum. In addition, Hines shall be entitled to exercise any remedies available to Hines under this License Agreement, at law, or in equity. Nothing herein shall modify the release in the Option Agreement.

         16. ARBITRATION OF DISPUTES. ANY CONTROVERSY BETWEEN THE PARTIES HERETO SHALL BE SUBMITTED TO ARBITRATION IN SOLANO COUNTY, CALIFORNIA, ON THE REQUEST OF EITHER PARTY. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES, SHALL BE DETERMINED BY ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION ("AAA"), AND WRITTEN NOTICE THEREOF SHALL BE GIVEN TO THE OTHER PARTY. ALL STATUTES OF LIMITATIONS WHICH WOULD OTHERWISE BE APPLICABLE SHALL APPLY TO ANY ARBITRATION PROCEEDING UNDER THIS PARAGRAPH. JUDGMENT UPON THE AWARD RENDERED MAY BE ENTERED IN ANY COURT HAVING JURISDICTION AND SHALL BE FINAL AND BINDING.

         NO PROVISION OF, NOR THE EXERCISE OF ANY RIGHTS UNDER THIS SECTION 16 SHALL LIMIT THE RIGHT OF ANY PARTY TO OBTAIN PROVISIONAL OR ANCILLARY REMEDIES SUCH AS INJUNCTIVE RELIEF, FROM A COURT HAVING JURISDICTION BEFORE, DURING, OR

AFTER THE PENDENCY OF ANY ARBITRATION. THE INSTITUTION AND MAINTENANCE OF AN ACTION FOR JUDICIAL RELIEF OR PURSUIT OF PROVISIONAL OR ANCILLARY REMEDIES SHALL NOT CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE PLAINTIFF, TO SUBMIT THE DISPUTE TO ARBITRATION.

         WHENEVER AN ARBITRATION IS REQUIRED, THE ARBITRATOR OR REFEREE SHALL BE SELECTED IN ACCORDANCE WITH THIS SECTION. WITHIN FIVE (5) DAYS AFTER WRITTEN NOTICE OF ANY DISPUTE IS GIVEN TO THE OTHER PARTY, THE PARTIES' SHALL ATTEMPT TO AGREE ON A MUTUALLY ACCEPTABLE ARBITRATOR. IN THE EVENT THE PARTIES ARE UNABLE TO SO AGREE WITHIN SUCH FIVE (5) DAY PERIOD, THE ARBITRATOR OR REFEREE SHALL BE SELECTED IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. THE DISPUTED MATTER SHALL BE HEARD BY THE ARBITRATOR OR REFEREE SO APPOINTED NO LATER THAN TWENTY (20) DAYS AFTER SUCH APPOINTMENT. ARBITRATORS SHALL APPLY CALIFORNIA LAW AND BE BOUND BY PRECEDENT AND STATUTORY RULES AS THOUGH THEY WERE JUDGES SITTING IN A CALIFORNIA COURT. STATEMENTS OF ARBITRATION AWARDS SHALL BE IN WRITING. THE PARTIES SHALL BE ENTITLED IN ANY ARBITRATION HEREUNDER, TO SUCH RIGHTS OF DISCOVERY AS DETERMINED BY THE ARBITRATOR.

         IN THE EVENT OF ANY DISPUTE GOVERNED BY THIS SECTION, EACH OF THE PARTIES SHALL PAY ALL OF ITS OWN EXPENSES, AND, SUBJECT TO THE AWARD OF THE ARBITRATOR, SHALL PAY AN EQUAL SHARE OF THE ARBITRATORS' OR REFEREES' FEES. THE ARBITRATOR SHALL HAVE THE POWER TO AWARD RECOVERY OF ALL COSTS AND FEES (INCLUDING ATTORNEYS' FEES, ADMINISTRATIVE FEES, ARBITRATORS' FEES, AND COURT COSTS) TO THE PREVAILING PARTY.

         NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARILY.

         WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

                  ___________________                   ___________________
                  Licensor's Initials                   Hines' Initials

         17.      MISCELLANEOUS.

                  17.1 GOVERNING LAW. This License Agreement has been executed in Vacaville, California, and shall be governed by and construed in accordance with the laws of the State of California.

                  17.2 ATTORNEYS' FEES. In the event either party shall commence legal proceedings for the purpose of enforcing any provision or condition hereof, or interpreting their rights hereunder, or by reason of any breach arising under the provisions hereof, then the successful party in such proceedings shall be entitled to reasonable attorneys' fees to be determined by the Court.

                  17.3 INTEGRATION. Except as expressly stated herein, this License Agreement contains the entire agreement of the parties hereto, and supersedes any prior written or oral agreements between them concerning the subject matter contained herein. Except as expressly stated herein, there are no representations, agreements, arrangements, or understandings, oral or written, relating to the subject matter which are not fully expressed herein. This License Agreement may be modified only by a writing signed by the party against whom it is sought to be enforced.

                  17.4 COUNTERPARTS. This License Agreement may be executed in counterparts and shall be fully effective and binding on all parties hereto, as if one or more copies thereof had been executed by all of the parties hereto, when all of the parties have executed counterparts hereof, even though no single counterpart has been executed by all of the parties hereto.

                  17.5 NOTICE. All notices or other communications required or permitted hereunder shall be in writing, and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or sent by electronic facsimile and shall be deemed received upon the earlier of
(i) if personally delivered, the date of delivery to the address of the person to receive such notice, (ii) if mailed, on the date of posting by the United States Post Office, or (iii) if given by electronic facsimile, when received by the other party.

         TO LICENSOR:                       Triad Communities, L.P.
                                            1095 Hiddenbrooke Parkway
                                            Vallejo, CA  94591
                                            Attn:  Fred Grimm
                                            Telephone:  (707) 557-1184
                                            Facsimile:  (707) 557-1187

                                            Triad Communities, L.P.
                                            2801 Alaskan Way, Suite 107
                                            Seattle, WA  98121
                                            Telephone:  (206) 374-0414
                                            Facsimile:  (206) 374-0415

         With copy to:                      Foster Pepper & Shefelman, PLLC
                                            1111 Third Avenue, Suite 3400
                                            Seattle, WA  98101-3299
                                            Attention:  Michael Kuntz, Esq.
                                            Telephone:  (204) 447-8959
                                            Facsimile:  (204) 749-1976

         TO HINES:                          Hines Nurseries, Inc.
                                            12621 Jeffrey Road
                                            Irvine, California  92620-2101
                                            Attention:  Claudia Pieropan
                                            Telephone:  (949) 559-4444
                                            Facsimile:  (949) 786-0968

         With a copy to:                    Rutan & Tucker, LLP
                                            611 Anton Boulevard, Suite 1400
                                            Costa Mesa, California  92626-1931
                                            Attention:  Randall M. Babbush, Esq.
                                                        Joseph L. Maga, Esq.
                                            Telephone:  (714) 641-3456
                                            Facsimile:  (714) 546-9035

         Notice of change of address shall be given by written notice in the manner described in this Section.

                  17.6 UNPAID AMOUNTS. In the event any reimbursement amounts due from one party to the other are not paid within ten (10) calendar days after written demand for payment, such amounts shall bear interest at the rate of ten percent (10%) per annum from the eleventh (11th) day after the date of written demand until paid.

                  17.7 WAIVER. Waiver by one party of the performance of any covenant, condition or promise shall not invalidate this License Agreement, nor shall it be considered to be a waiver by such party of any other covenant, condition, or promise hereunder. The waiver by either or both parties of the time for performing any act shall not constitute a waiver of the time for performing any other act or an identical act required to be performed at a later time. The exercise of any remedy provided by law or equity and the provisions of this License Agreement for any remedy shall not exclude other remedies unless they are expressly excluded.

                  17.8 CONSTRUCTION. As used in this License Agreement, the masculine, feminine, or neuter gender and the singular or plural numbers shall each be deemed to include the other whenever the context so indicates. This License Agreement shall be construed as a whole, the captions being for the convenience of the parties only and not intended to describe or define the provisions in the portions of the License Agreement to which they pertain.

                  17.9 FORCE MAJEURE. Neither Hines nor Licensor shall be liable to the other for failing to perform their respective obligations under this License Agreement if such performance is prevented by strikes, labor disputes, acts of God, governmental restrictions, governmental regulations, governmental controls, enemy or hostile governmental action, civil commotion, fire or other casualty, or by other similar causes or events beyond the reasonable control of the prevented party, if the prevented party notifies the other party of the existence of the cause or event within seventy-two (72) hours of its commencement, and if the prevented party thereafter uses reasonable diligence and good faith to overcome such cause or event to be able to resume performance.

                  17.10 NO RECORDATION. Neither this License Agreement nor any memorandum hereof shall be recorded without the prior written consent of Licensor, which consent may be withheld in its sole and absolute discretion.

                  17.11 SEVERABILITY. If any term, covenant, condition, or provision of this License Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  17.12 SUBORDINATION AND NON-DISTURBANCE. Hines agrees to subordinate this Agreement to any deed of trust or mortgage now or hereafter placed upon the Property and to all amendment, modifications and replacements thereof, on the condition that Hines' rights under this Agreement are not disturbed in any way. Upon ten (10) days prior written request of Licensor, Hines shall evidence in writing the subordination of its rights under this Agreement to the lien of any mortgage now or hereafter in force, upon receipt of a commercially reasonable non-disturbance agreement from such mortgagee. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage, or delivery of a deed-in-lieu of foreclosure Hines shall recognize such purchaser on the conditions set forth herein.

                  17.13 ESTOPPEL. Each party shall at any time within ten (10) days of written request of the other party, execute and deliver to the requesting party and their proposed lender or purchaser, a written certificate
(a) stating that to their actual knowledge this Agreement is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Agreement as so modified is in full force and effect);
(b) acknowledging that there are not, to the responding party's knowledge, any uncured defaults on the part of either party hereto, or specifying such defaults if any are claimed or known; (c) the responding party has no known offsets or claims against the enforcement of any of the provisions of this Agreement, or specifying any contrary claims; (d) acknowledging that the certificate is made to induce the proposed purchaser or a lender to consummate a transaction and that such purchaser and/or lender shall rely upon the truth of the statements made therein; and (e) confirming that the person executing the certificate is the duly authorized signatory for or on behalf of the responding party.

                  17.14 SUCCESSORS. Subject to Section 13 above, this License Agreement shall be binding on the successors and assigns of the parties hereto.

                  17.15 EXHIBITS. All Exhibits attached hereto shall be deemed a part of this License Agreement and are hereby incorporated herein by reference in full.

         IN WITNESS WHEREOF, the parties have duly executed this License Agreement as of the day and year first above written.

                                     HINES NURSERIES, INC.,
                                     a California corporation


                                     By:
                                        ---------------------------------------
                                        Claudia Pieropan
                                        Chief Financial Officer


                                     TRIAD COMMUNITIES, L.P.,
                                     a California limited partnership


                                     By:
                                        ---------------------------------------
                                        Its:
                                            -----------------------------------

                                  SCHEDULE "1"
                                  ------------

        SITE PLAN DEPICTING THE PHASE I, PHASE II AND PHASE III PROPERTY
        ----------------------------------------------------------------


                       (To be inserted prior to execution)



                                  SCHEDULE "1"
                                  ------------
                              TO LICENSE AGREEMENT

                                  SCHEDULE "2"
                                  ------------

                            DISCLOSURE TO HOME BUYERS
                            -------------------------


         The undersigned ("Buyer") has entered into that certain Purchase Agreement with ____________________________________ ("Seller") to buy Lot/Unit
________ of Tract No. __________ located in the City of Vacaville, County of Solano, State of California (the "Lot"). This Addendum shall supplement the terms of the Purchase Agreement.

         1. ADJACENT NURSERY OPERATIONS. Buyer acknowledges that its Lot is adjacent to or near an active nursery business, currently operated by Hines Nurseries, Inc. ("Hines"). Buyer agrees that construction of its residence near a nursery operation may result in nuisances, annoyances, and disturbances to Buyer, including without limitation, increased noise, high lighting levels, use of fertilizers and pesticides, and offensive odors. Buyer acknowledges that Hines shall be entitled to continue its current use of tractors, trucks, loading facilities, irrigation methods, fertilization, pesticides and spraying, without any interference, objection or liability to Buyer.

         2. BUYER INVESTIGATION. Before acquiring fee title to a Lot Buyer is advised to visit their Lot during operation hours for the nursery and during differing times of the day to personally determine whether the nuisances and disturbances from the nursery operations are acceptable to Buyer.

         3. RELEASE AND COVENANT NOT TO SUE. Buyer, by acceptance of a deed to a Lot, represents that they have considered the potential negative impacts of the nursery operations to persons and property and accepts all such potential negative impacts. In connection therewith, Buyer for themselves and on behalf of their family, guests, tenants, invitees and licensees (collectively, the "Releasing Parties") hereby agree to:

                  3.1 Forever waive, release and hold Seller and Hines and their respective successors and assigns (collectively, the "Released Parties") harmless from and against any impact, claim, cost, expenses, action, damage, liability, loss, nuisance, annoyance, disturbance or detriment to the Releasing Parties or the Lot that may in any way arise, now or in the future, as a result of such nursery operations;

                  3.2 Hold the Released Parties harmless from any claims, actions, lawsuits, or proceedings, by the guests, tenants, invitees or licensees of Buyer against any of the Released Parties arising in any way form the nursery operations;

                  3.3 Not oppose or object to in any way (verbal or written), directly or indirectly, to the continuation of such nursery operations and as material consideration, waives any right Buyer may have to oppose or object to the nursery operations; and

                  3.4 Not to bring any action, claim or proceeding of any kind to alter, modify, reduce, terminate or cease the nursery operations before any federal, state or local court, tribunal, governmental agency, entity or board or administrative agency.


                                  SCHEDULE "2"
                                  ------------
                              TO LICENSE AGREEMENT

         Buyer hereby expressly agrees that the foregoing waiver and relinquishment of rights and claims, known or unknown, suspected or unsuspected at the time of this signing, is given by the undersigned with full knowledge of the provisions of California Civil Code Section 1542 and with the intention that such waiver and relinquishment is intended to and shall extend to waive the benefits of the provisions of Section 1542, which reads as follows:

                  "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

                                            ________________
                                            BUYER'S INITIALS

         4. THIRD PARTY BENEFICIARY. Each of the parties hereto agrees that Hines shall be a third party beneficiary of rights and releases in this Addendum and shall have the right to enforce the terms and conditions of this Addendum in the event of any breach.

         5. SUCCESSORS AND ASSIGNS. Each and all of the terms, covenants, conditions and releases herein shall run with the Lot and shall inure to the benefit of and shall be enforceable by Hines and be binding upon the Lot, Buyer and all persons or entities having any interest in all or any portion of the Lot, together with their grantees, successors, assigns, lessees and mortgagees. Each party acknowledges that at the request of Hines, the terms of this Addendum may be required to be included in the grant deed conveying the Lot to Buyer.

         6. INTERPRETATION OF LEGAL DOCUMENTS. Sales representatives of Seller are not authorized to explain, interpret or modify any of the legal documents covering or pertaining to the purchase of the Lot including, without limitation, this Addendum.

         7. NO REPRESENTATION. No salesman, employee or agent has the authority to make any representation or warranty to Buyer which contradict the matters contained in this Addendum. Buyer acknowledges that no representation or warranty has been made on which Buyer has relied in connection with the purchase of the Lot.

         8. INCONSISTENCY WITH PURCHASE AGREEMENT. In the event of any inconsistency between this Addendum and the Purchase Agreement, the terms of this Addendum shall control.\

         9. COUNTERPARTS. This Addendum may be executed in several counterparts, and all so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all parties are not signatories to the original or the same counterpart.

         BY SIGNING BELOW, THE UNDERSIGNED BUYER ACKNOWLEDGES HAVING READ AND UNDERSTOOD THE FOREGOING DISCLOSURE AND RELEASE, AND AGREES TO BE BOUND BY ITS TERMS.

BUYER(S):                                      SELLER:

                                               ---------------------------------
                                               a
--------------------------------------           -------------------------------
Buyer                            Date
                                               By:
                                                  ------------------------------
                                                  Its:
--------------------------------------
Buyer                            Date
                                               By:
                                                  ------------------------------
                                                                            Date
                                               Its:
                                                   -----------------------------

                                  SCHEDULE "3"
                                  ------------

                   LIST OF THE PARTIES' RESPECTIVE OBLIGATIONS
                   -------------------------------------------
                             REMOVAL FOR EACH PHASE
                             ----------------------

           (MAP DATED JULY 25, 2002 to be inserted prior to execution of the Option Agreement)

                             MAP DATED JULY 25, 2002



                                  SCHEDULE "3"
                                  ------------
                              TO LICENSE AGREEMENT

                                   EXHIBIT "2"
                                   -----------

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

------------------------------------

------------------------------------

------------------------------------
Attn:
       -----------------------------

================================================================================
                                                (Space Above For Recorder's Use)


                     FIRST AMENDMENT TO MEMORANDUM OF OPTION
                     ---------------------------------------

         The parties recorded that certain Memorandum of Option on __________, 2003 as Instrument No. 2003-______ in the Solano County Recorder's Office ("Option Agreement"). This First Amendment to Memorandum of Option ("Memorandum") is executed in connection with that certain First Amendment to Option Agreement dated as of February 28, 2005 ("Amendment"), by and between TRIAD COMMUNITIES, L.P., a California limited partnership ("Optionee") and HINES NURSERIES, INC., a California corporation ("Optionor").

         For good and valuable consideration, the Optionor has granted Optionee an option to purchase the Property at a price and under the terms and conditions specifically set forth in the Option Agreement as modified by the Amendment. Unless earlier terminated, Optionor must exercise its Option on or before SEPTEMBER 1, 2005 ("Extended Option Date"), or elect to further extend the Extended Option Date by strictly complying with the provisions of the Option Agreement as modified by the Amendment. If properly and timely extended the date for exercising the Option shall be extended to MARCH 1, 2006.


                                    HINES NURSERIES, INC.,
                                    a California corporation


                                    By:
                                       ----------------------------------------
                                          Claudia Pieropan
                                          Its:  Chief Financial Officer

                                    Date:
                                         --------------------------------------

                                                                      "Optionor"


                       [Signatures continued on next page]


                                   EXHIBIT "2"
                                   -----------
                     TO FIRST AMENDMENT TO OPTION AGREEMENT

                   [Signatures continued from preceding page]


                                    TRIAD COMMUNITIES, L.P.,
                                    a California limited partnership


                                    By:
                                       ----------------------------------------
                                          Its:
                                              ---------------------------------

                                    Date:
                                         --------------------------------------

                                                                      "Optionee"


                                       -2-